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EXHIBIT 10.1 EMPLOYMENT AGREEMENT

                           CELEBRITY INTERVIEWS, INC.
                              375 GREENWICH STREET
                            NEW YORK, NEW YORK 10013

                                                        November 1, 1999

Mr. Joey Berlin 1629 Rising Glen Road

Los Angeles, CA 90069

Dear Mr. Berlin:

    The following constitutes the employment agreement (the "Agreement") between you (the "Executive") and Celebrity Interviews, Inc. (the "Company"), a Delaware corporation and a wholly-owned subsidiary of On2.com Inc., a Colorado corporation ("On2.com"). This is the Employment Agreement referred to in the Asset Purchase Agreement (the "Purchase Agreement"), dated as of November 11, 1999, among On2.com, the Company, the Executive and Ivy Tombak. Capitalized terms used herein without definition shall have the meanings accorded them in the Purchase Agreement.

    1. EMPLOYMENT; ACCEPTANCE OF EMPLOYMENT The Company hereby employs the Executive during the Term (as defined below) on a full-time and in-person basis to render exclusive services to the Company as its president. The Executive hereby accepts this employment and will render his services as required by the Company conscientiously, loyally, competently and to the best of his talents and abilities throughout the Term in accordance with the direction and control of his designated supervisor. During the Term, the Executive will also have the title of Senior Vice President, Program Content and Licensing, of On2.com.

    2. TERM OF AGREEMENT. The initial term of this Agreement shall commence on the date hereof and terminate on the day prior to the third anniversary of the date of this Agreement. This Agreement may be renewed by the Company upon 90 days' written notice to the Executive prior to the expiration of the initial term or any renewal term and acceptance of such offer of renewal by the Executive. The initial term, as extended by any renewal term agreed to by the parties, is referred to herein as the "Term".

    3. EXECUTIVE'S DUTIES AND RIGHTS.

       a. The Executive's principal duties shall be to use his contacts and experience in the entertainment industry to further the interests of On2.com in its effort to become a significant presence as a producer of and an outlet for entertainment-related audio and video information distributed on the World Wide Web and syndicated in various other media. The Executive shall endeavor to conduct video and audio interviews with celebrities, in cooperation with the needs of On2.com, and appear on-screen as host and interviewer upon request. The Executive shall manage the ongoing syndication business of the Company subject to direction by On2.com. The Executive shall provide such other related duties and services as may be reasonably assigned to him from time to time in the conduct of the business of the Company or On2.com.

       b. The Executive's services shall be rendered at the Company's West Coast and East Coast offices, as appropriate. The Executive shall travel between the Company's offices and to such other locations as the Company may request consistent with its business needs. Travel and all ordinary and necessary business expenses will be reimbursed by the Company in accordance with the Company's policies applicable to its senior executives.

       c. At the request of the Executive, the Company will employ up to three employees, at an aggregate annual compensation cost of $105,000 (plus standard employee benefits), who will

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          primarily participate in the ongoing interviewing and radio syndication business of the Company.

       d. At the request of the Executive, the Company will employ as many independent contractors as it believes necessary as long as the fees paid to such independent contractors are within the Company's annual budget as approved by its Board.

    4. EXCLUSIVITY, RESTRICTIVE AGREEMENTS.

       a. During his employment, the Executive shall devote all of his business time, skill and energies exclusively to the business of the Company and On2.com; PROVIDED, that (i) the Executive shall have the right to devote such amounts of his time to produce and broadcast the Critics' Choice Awards for the Broadcast Film Critics Association ("BFCA") consistent with past requirements and to his own screenwriting activities (so long as, in either case), the Executive performs the work outside the course of his employment and without interruption to his duties and without the use or benefit of any property owned by the Company or On2.com and (ii) nothing in this Agreement shall impair the rights of the Executive to his book TOXIC FAME and all proceeds of any exploitation thereof.

       b. The Executive acknowledges that the nature of the services, position and expertise of the Executive are such that he is capable of competing with the Company and seriously damaging its business and its prospects to the detriment of its stockholders and employees. In consideration of the Company's performance of its obligations under this Agreement, during the Term and thereafter during the Restricted Period (as defined below) the Executive shall not (i) directly or indirectly enter into the employ of, or render any advice or services, whether or not for compensation, to, any Person (as defined below) engaged in any Competitive Business (as defined below); (ii) directly or indirectly engage in any Competitive Business; and (iii) directly or indirectly become interested, whether or not for compensation, in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity or, in the case of any such company whose securities are traded on a national securities exchange in the United States or otherwise or in the over-the-counter market, acquire, directly or indirectly, an interest in excess of one percent (1%) of the outstanding capital stock of such company. The Company's business is worldwide in scope; accordingly, the Executive agrees that this covenant not to compete shall not be subject to any geographical limit.

       c. For purposes of this Section, any "Competitive Business" shall mean any business (including, for the avoidance of doubt, any division, unit, subsidiary or affiliate of any other business whether or not such other business is a Competitive Business, unless the Executive can demonstrate that his employment by, engagement in, or his interest in, such unit, division, subsidiary or affiliate does not and will not require him to provide services, information, advice or relevant knowledge, skill, know-how or contacts to the Competitive Business during the Restricted Period) which is principally engaged in the design or development of digital compression, or streaming technologies, in the design, development or operation of broadcast sites on the Internet, or in the production of broadband or other content which is directly competitive with content produced by On2.com.

       d. For purposes of this Section, "Person" shall mean any corporation, partnership, trust, individual or any other entity.

       e. For all purposes of this Section 4, "Restricted Period" shall be the 365 days immediately following termination of employment if such termination is by resignation by the Executive or termination by the Company with Cause (as defined in Section 7.a). There shall be no Restricted Period upon expiration of the Term.

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    5. COMPENSATION.

       a. During the Term, the Executive shall receive base compensation at the rate of $125,000 per year, payable in accordance with the Company's regular payroll policies. In addition, the Executive will be entitled to receive an annual bonus of at least $25,000 as determined by the Company's Board of Directors in its sole discretion. In determining the amount of the bonus in excess of $25,000, the Company's Board of Directors will consider (i) the extent to which efforts of the Executive have increased the assets or the results of On2.com or have otherwise added value to the business of On2.com, and (ii) the productivity of the Executive in developing new materials exploitable by On2.com in its business.

       b. The Company will reimburse the Executive for expenses related to its business actually incurred or paid by the Executive in the performance of his duties under this Agreement in accordance with policies applicable to its senior executives or the senior executives of On2.com, upon presentation of accountings, expense statements, vouchers or such other supporting information as may be required by the Company's policies.

       c. The Company will provide the Executive with a monthly car allowance of $850. Fuel expenses incurred in the course of the Company's business will be reimbursed in accordance with the Company's policies applicable to reimbursement of business expenses.

    6. EXECUTIVE BENEFITS.

       a. During the Term, the Executive shall be entitled to participate in such group health, retirement, profit sharing, 401(k) and other benefits programs or plans, qualified or unqualified, including any future stock option, bonus or other incentive program, which are or become available to other senior executives of the Company, subject to the policies of the Company with respect to all of such programs or plans. Nothing in this Section 6.a shall be construed to create a contractual obligation to provide the Executive with any particular form or type of benefit or to limit the discretion of the Board of Directors or Compensation Committee or any other duly authorized or appointed plan administrator.

       b. During the Term, the Executive shall be entitled to three weeks' paid vacation per Year of employment to be scheduled on reasonable notice to the Company and to be taken, accrued and paid on the same basis as other employees of the Company.

    7. TERMINATION OF EMPLOYMENT FOR CAUSE.

       a. The Company may terminate employment of the Executive for any of the following reasons, each of which is defined as "Cause":

         i. commission of a felony, any crime of moral turpitude or any act of fraud or dishonesty involving the business of the Company or On2.com;

         ii. repeated failure to satisfactorily perform material services required under this Agreement in accordance with the requests of the Board of Directors of the Company or On2.com;

         iii. willful misconduct or gross negligence in the performance of his duties;

         iv. disregard or violation of the legal rights of any employees of the Company or On2.com or of the written policies of On2.com or the Company regarding harassment or discrimination; or

         v. a breach of any material provisions of this Agreement (including, but not limited to, any breach of Sections 3 or 9).

    If the Company terminates the employment of the Executive for Cause, or if the Executive resigns during the Term, certain shares of the common stock of On2.com shall become forfeitable in accordance

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with the terms of the Escrow Agreement, and the Company's obligations under this
Agreement to pay further compensation shall cease forthwith, except that the Company will pay the Executive, within 30 days from the date of termination of his employment, in full and complete satisfaction of all of the Company's obligations under this Agreement, (i) the Base Salary and, subject to submission of all required documentation, reimbursable expenses accrued (but unpaid) to the date of termination and (ii) any accrued but unused vacation days paid at the rate of the Executive's Base Salary.

       b. If the Executive dies during the Term, such death shall be deemed termination for Cause and the Company's obligation to the Executive's estate shall be the same as those for termination for Cause as defined in Section 7.a.

       c. If, as a result of the Executive's disability or incapacity during the Term due to physical illness or condition, or mental illness during his employment with the Company, the Executive is unable to perform his duties hereunder for a consecutive 6-calendar week period, or an aggregate period of 12 calendar weeks during any 12 months (or such longer period as may be required to comply with the Family Leave Act or other applicable law), the Company shall have the right, upon written notice to the Executive, to terminate the Executive's employment under this Agreement. Such a termination shall be deemed termination for Cause as defined in Section 7.a, but shall in no case become effective until the date at which the Company's long-term disability plan pays benefits to him.

       d. Any alleged breach of this Agreement by either party shall not be deemed a breach until such time as the breaching party shall have received written notice from the non-breaching party setting forth the alleged breach ("Alleged Breach Notice") and the breaching party shall not have cured (if curable) the breach set forth in the Alleged Breach Notice in the 15 days (10 days for defaults in payments) after receipt of such Alleged Breach Notice. If the breach set forth in the Alleged Breach Notice is not curable and has not resulted in a substantive and material adverse effect on the party sending the Alleged Breach Notice, the Company and the Executive shall, at the request of the other, attempt to meet and discuss such alleged breach before resorting to remedies or rights under this Agreement or otherwise. Notwithstanding the foregoing, this Section shall not apply to, and the Executive shall have no right to cure, a breach by him under clauses (i) and (iv) of the definition "Cause" contained in
          Section 7.a.

    8. TERMINATION OTHER THAN FOR CAUSE.

    If the Company terminates the Executive's employment without Cause, the Company's obligations under this Agreement to pay further compensation shall cease forthwith, except that the Company will pay the Executive (i) all Base Salary for the period remaining under the Term, (ii) within 30 days after submission of all required documentation, reimbursable expenses accrued (but unpaid) to the date of termination and (iii) within 10 business days after such termination, any accrued but unused vacation days paid at a rate determined consistently with the Company's practices; provided; that payments of Base Salary shall not be accelerated and shall remain payable as otherwise provided in this Agreement. Notwithstanding the foregoing, at all times after termination the Executive shall have the affirmative duty to seek other employment of comparable stature and with comparable base compensation to attempt to mitigate his right to payment, and the foregoing payments of Base Salary shall decrease if and to the extent that the Executive obtains other employment or provides his services as a consultant by the amount of compensation (other than contingent or in kind compensation) payable thereunder in respect of services provided to or provided by the Executive during the time period prior to the termination of the Term (without giving effect to early termination). For purposes of defining the Executive's obligation to mitigate damages and the obligation of the Company to make the payments referred to in this Section following termination of employment without Cause, the "Term" shall be the remaining period of the unexpired Term. The provisions of this Section 8 are the exclusive provisions that will apply if a court or arbitrator

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should determine that the Company's termination of the Executive's employment was without Cause or by reason of a material breach by the Company of any of its material obligations under this Agreement.

    9. NONDISCLOSURE.

       a. Except as required in order to perform his obligations under this Agreement, the Executive shall not, without the express prior written consent of the Company, directly or indirectly, disclose or divulge to any other person or entity any of the Company's Confidential Information or Trade Secrets at any time (during or after the Executive's employment) during which such data or information continues to constitute Confidential Information or a Trade Secret; PROVIDED, that the provisions of this Section 9.a shall not restrict the Executive from exercising his rights strictly in accordance with
          Section 7.9 of the Purchase Agreement nor from disclosing the provisions of this Agreement to his personal advisors. The Executive shall not disclose or divulge to any other person (particularly to any other employee) any terms of the Executive's compensation under this Agreement. Upon any termination or expiration of his employment, the Executive will promptly upon request therefor deliver to the Company all data, lists, information, memoranda, documents and all other property belonging to the Company or containing Confidential Information or Trade Secrets of the Company.

       b. As used in this Agreement:

         i. "Confidential Information" of the Company shall mean any valuable, competitively sensitive data and information related to the Company's business other than Trade Secrets that are not generally known by or readily available to the Company's competitors, including, among other things, that which relates to services performed by the Executive for the Company, or was created or obtained by the Executive while performing services for the Company or by virtue of the Executive's relationship with the Company; and

         ii. "Trade Secrets" shall mean information or data of the Company, including but not limited to technical or non-technical data, compilations, programs, devices, methods, techniques, processes, financial data and financial plans, that: (a) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and
              (b) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of "trade secret" mandated under applicable law, the latter definition shall govern for purposes of interpreting the Executive's obligations under this Agreement.

         iii. The obligations set forth in this Section shall not be applicable to any information which: (i) the Company has authorized the Executive in writing to publicly disclose, copy or use, but only to the extent of such authorization; (ii) is generally known or becomes part of the public domain through no fault of the Executive; (iii) is disclosed to the Company by third parties without restrictions on disclosure; or (iv) is required to be disclosed in the context of any administrative or judicial proceedings; PROVIDED that, if the Executive is requested or becomes legally compelled to disclose any Confidential Information or Trade Secrets, the Executive will provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section and the Executive will cooperate with the Company in any effort the Company undertakes to obtain a protective order or other remedy. If such a protective order or other remedy is not obtained or the Company waives compliance with this Section, the Executive will furnish only that portion of the Confidential Information and Trade Secrets that is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information to be disclosed. The Company hereby agrees to indemnify and hold harmless the Executive from

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              all costs and expenses, including attorneys' fees, he incurs in carrying out his obligations under the proviso provisions of this subsection 9.b.iii and further agrees upon the written request of the Executive to advance to the Executive the anticipated cost of complying with his obligations under such proviso provisions.

    10. REPRESENTATIONS AND WARRANTIES. The Executive hereby represents and warrants that (a) he has the right to enter into this Agreement with the Company and to grant the rights contained in this Agreement, and (b) the provisions of this Agreement do not violate any other contracts or agreements that the Executive has entered into with any other individual or entity.

    11. SERVICES OF THE EXECUTIVE. In the course of his employment under this Agreement, the Executive will have access to Trade Secrets, the disclosure or unauthorized use of which, the Company seeks to protect and the Executive has agreed to protect. As a result of benefits accruing to the Executive from his access to such Trade Secrets, and of the improvement in his knowledge, and proficiency arising therefrom, the Executive acknowledges that (a) his services are and will remain special and extraordinary, and have and will have a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law; (b) he is willing to comply with the restrictions contained in Sections 4.b and 4.c; (c) the restrictions contained in those Sections will not impair his ability to earn a living in any businesses other than those businesses from which he is prohibited during the time of such restriction; and (d) a material breach of his obligations under Sections 4.b, 4.c or 9 will cause the Company irreparable injury and damage. It is, therefore, agreed that the Company, in addition to any other remedies, shall be entitled to injunctive and other equitable relief to enforce its rights under, and to prevent a breach of, Sections 4.b, 4.c and 9 of this Agreement by the Executive.

    12. ASSIGNABILITY, ETC. This Agreement shall be nondelegable and nonassignable by the Executive. This Agreement shall be binding upon and inure to the benefit of the Company and any entity succeeding to all or substantially all of the business assets of the Company by merger, consolidation, purchase of assets or otherwise.

    13. NOTICES. Any notice pertaining to this Agreement shall be in writing and shall be served by delivering said notice (i) by hand, (ii) by overnight mail by an internationally recognized carrier, (iii) by sending it by certified mail, postage prepaid, return receipt requested, or (iv) by confirmed telefax, with notice confirmed, to the Executive at the address first stated above or his office at the Company, with a courtesy copy to Berlack, Israels & Liberman, LLP, 120 West 45(th) Street, New York, NY 10036, Attention: Stuart Neuhauser, Esq. and to the Company at:

             375 Greenwich Street
             New York, New York 10013
             Attn.: President

             Fax: (212) 941-3853

with a courtesy copy to:

             William A. Newman, Esq.

             Greenberg Traurig

             200 Park Avenue

             New York, New York 10166

             Fax: (212) 801-6400

The addresses for notice may be changed by notice given to the other party pursuant to this Section.

    14. MISCELLANEOUS.

       a. This Agreement shall be governed by and construed under the laws and decisions 0of the State of New York applicable without regard to the principles of conflicts of laws. The parties to this Agreement agree that the state or federal courts in the State of New York shall have personal

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          jurisdiction over them with respect to, and shall be the exclusive forum for the resolution of, any matter or controversy arising from or with respect to this Agreement. Service of a summons and complaint concerning any such matter or controversy may, in addition to any other lawful means, be effected by sending a copy of such summons and complaint by certified mail to the party to be served as specified in
          Section 13 of this Agreement or at such other address as the party to be served shall have provided in writing to the other from time to time in accordance with Section 13.

       b. To the extent permitted by law, the Executive and the Company irrevocably waive trial by jury and any objection which he or it may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the City of New York, and to the extent permitted by law, the Executive and the Company hereby further irrevocably waive any claim that any such suit, action or proceeding brought in the City of New York has been brought in an inconvenient forum.

       c. This Agreement contains the entire understanding of the parties to this Agreement with respect to the subject matter of this Agreement and supersedes all previous written and oral agreements between the parties with respect to the subject matter set forth in this Agreement.

       d. This Agreement may not be modified or amended except by a writing signed by the parties to this Agreement.

       e. Any provision of this Agreement that is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions of this Agreement in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction. If the covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

       f. The following provisions of this Agreement shall survive in accordance with their terms, the expiration or termination of this Agreement for any reason: Sections 4, 5, 7, 8, 9 and 14.

       g. A waiver by either party of any Section, term or condition of this Agreement in any instance shall not be deemed or construed to be a waiver of such Section, term or condition for the future or of any subsequent breach thereof, and any such waiver must be in writing, signed by the party to be charged. All rights and remedies contained in this Agreement are cumulative, and none of them shall be construed so as to limit any other right or remedy of either party.

       h. This Agreement may be executed in counterparts, all of which shall constitute one and the same agreement.

       i. The headings and titles to the Sections of this Agreement are inserted for convenience only and shall not be deemed a part of or affect the construction or interpretation of any provisions of this Agreement.

       j. All references to Sections shall be to sections and schedules of this Agreement.

       k. All references using male pronouns shall be deemed to include female pronouns.

       l. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original. Any executed counterpart returned by facsimile shall be deemed an original executed counterpart.

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    If the foregoing accurately reflects the Executive's understanding, please countersign and return one counterpart of this Agreement to the Company.

                                                       Sincerely yours,

                                                       CELEBRITY INTERVIEWS, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name: Daniel Miller
                                                            Title: Chairman

Accepted and agreed to:

     -------------------------------------------
                     Joey Berlin

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                                   GUARANTEE

1. In consideration of the sum of $10.00 now paid by the Executive to On2.com, Inc. ("On2.com") receipt whereof is hereby acknowledged, On2.com hereby irrevocably and unconditionally guarantees as a continuing guarantee the payment when due of all sums due, owing or outstanding from the Company to the Executive hereunder and the performance of all of the Company's obligations hereunder and agrees to idemnify the Executive from and against all loss, damage, costs and expenses which the Executive may suffer through or arising from any failure by the Company duly, fully and punctually to pay any such sum required to be paid by it in relation to or otherwise to perform its obligations under this Agreement.

2. Without prejudice to the Executive's rights against the Company as between the Executive and On2.com, On2.com shall be liable hereunder as if it were the sole principal debtor and not merely a surety, and On2.com's liability hereunder shall not be released, discharged or diminished by:

    (a) any legal limitation, lack of capacity or authorization or defect in the actions of the Company in relation to, any invalidity or unenforceability of, or any variation (whether or not agreed by On2.com) of any of the terms of this Agreement, the bankruptcy, liquidation, insolvency, or dissolution of the Company or any change in the Company's identity, constitution, status or control; or

    (b) any forbearance, neglect or delay in seeking performance of the obligations of the Company, any granting of time indulgence or other relief to the Company in relation to such performance, or any composition with, discharge, waiver or release of the Company; or

    (c) any other act, omission, fact or circumstance which might otherwise release, discharge or diminish the liability of a guarantor.

3. Any release, settlement or discharge between the Executive and On2.com shall be conditional upon no security or payment made or given to the Executive being avoided, reduced, set aside or rendered unenforceable by virtue of any provision or enactment now or hereafter in force relating to bankruptcy, insolvency or liquidation and if any such security or payment shall be avoided, reduced, set aside or rendered unenforceable, the Executive shall be entitled to recover the full amount or value of any such security or payment from On2.com and otherwise to enforce this Section as if such release, settlement or discharge had not taken place.

    IN WITNESS WHEREOF, the undersigned has executed this Guarantee as of
November   , 1999.

                                          ON2.COM INC.
                                          a Colorado corporation
                                          By: __________________________________
                                             Name:
                                             Title:

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